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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT FOR OMNICARE:         CONTACT FOR IBAH:
Cheryl D. Hodges              Neil Lansing II
(513) 762-6967                (215) 283-0770, ext. 2117

Noonan/Russo Communications
Timothy Sipols (media)
(212) 696-4455, ext. 272
Email: t.sipols@noonanrusso.com

                            OMNICARE TO ACQUIRE IBAH

                 --   DEAL TO CREATE GLOBAL PLATFORM OF GROWTH
         IN CONTRACT RESEARCH SERVICES FOR PHARMACEUTICAL INDUSTRY --

COVINGTON, KENTUCKY AND BLUE BELL, PENNSYLVANIA -- March 31, 1998 --Omnicare, Inc. (NYSE:OCR) and IBAH, Inc. (NASDAQ:IBAH) today announced the execution of a definitive agreement under which Omnicare will acquire IBAH, the fifth largest global contract research organization ("CRO"), in a stock-for-stock merger. In the merger, each outstanding IBAH common share will be converted into $5.75 market value of Omnicare common shares, subject to the terms of the agreement. Omnicare expects to issue approximately $169 million in Omnicare stock. The transaction is structured as a tax-free pooling of interests and, excluding transaction-related expenses, is expected to be accretive to Omnicare's earnings per share in 1998.

"With this acquisition, we strengthen and extend the international reach of Omnicare's contract research services, which will allow us to provide value of great significance to our strategic partners in the pharmaceutical industry," said Joel F. Gemunder, Omnicare president. "This transaction, coupled with our recent acquisition of Coromed, gives Omnicare the critical mass to be a global full-service resource for clinical research and development, pharmaceutics, data management and analysis, and pharmacoeconomics."

Through its partnership with IBAH, Omnicare gains the global infrastructure that pharmaceutical manufacturers require to conduct major, simultaneous clinical studies around the world. With more than 900 employees, IBAH operates in the U.S. and 19 other countries, including Australia, Belgium, Denmark, Finland, France, Germany, the Netherlands, Spain, Sweden, Switzerland and the United Kingdom. In addition, IBAH has a strong presence in Eastern Europe and is currently the sole CRO accredited to operate in Russia.
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"We are excited by the dynamic growth opportunities in the burgeoning $3.5 billion CRO market, which is nearly equal in size to our traditional long-term care pharmacy market and is growing even more rapidly," added Mr. Gemunder.
"Our merger gives Omnicare access to broad therapeutic expertise gained from IBAH's successful filing of 50 New Drug Applications (NDAs) in the U.S. and 60 such applications in the international marketplace. With this acquisition, Omnicare will play an increasingly integral role in helping drug manufacturers develop, test, and market new and better pharmaceutical therapies."

"Moreover, this further expansion in the CRO business provides Omnicare with the opportunity to leverage our core strengths and resources. The fast-growing elderly population is compelling drug manufacturers to focus increasingly on geriatric pharmaceutical care. Through the day-to-day services we provide to nearly 470,000 elderly residents at more than 5,700 long-term care facilities, Omnicare is compiling one or the most comprehensive databases on this population in the U.S. This, in combination with IBAH's expertise in data management and biostatistical analysis, will allow us to enhance our expertise in disease and outcomes management as well as demonstrate the pharmacoeconomic benefit of new and existing drugs for pharmaceutical manufacturers," said Mr. Gemunder.

"Then too, the company's large and growing base of long-term care facility clients combined with our ability to efficiently identify patients with existing disease states and certain risk profiles, has allowed Omnicare to form networks of nursing facilities able to participate as research sites. With Omnicare's vast client base, our relationships with physicians and our depth of understanding of the geriatric population, we can help expedite the research process, giving us an exclusive advantage in partnering with pharmaceutical companies in the development of better drugs for the elderly," he added.

"As a result of this merger IBAH will have substantially enhanced financial resources to accelerate our plan to add more services, expand geographically and strengthen our data management and information technology capabilities," said Gerri Henwood, IBAH's chief executive officer. "In addition, IBAH now has access to a large and unique pool of patient information that comprises more than 25% of the elderly residents in long-term care facilities. This will add another important area of therapeutic and population expertise to the portfolio of skills we bring to client relationships. It opens a major new avenue for research and enhances the design and development of products which address the diseases of an aging population. I am excited about our future with Omnicare and leveraging my team, and that of Omnicare's, to build our business more rapidly."

The definitive agreement has been approved by both Boards of Directors and is subject to the approval of IBAH's shareholders, the expiration of the waiting period under the Hart-Scott-Rodino Anti-Trust Act, and certain other terms and conditions. In connection
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with this transaction, IBAH has granted Omnicare an option to purchase up to
19.9% of IBAH's common shares exercisable upon the occurrence of certain circumstances specified in the agreement. It is anticipated that the transaction will be completed by the end of the third quarter of 1998.

Morgan Stanley & Co. Incorporated and Salomon Smith Barney acted as financial advisors to Omnicare and IBAH, respectively.

Omnicare, headquartered in Covington, Kentucky, is a leading geriatric pharmaceutical care company with current annualized revenues of approximately $1.2 billion. Including its pending acquisition of CompScript, Inc., Omnicare serves nearly 470,000 residents in more than 5,700 long-term care facilities in 37 states, making it the nation's largest provider of professional pharmacy and related consulting and data management services for long-term care, assisted living and other institutional health care facilities. Omnicare also provides comprehensive clinical research services for the pharmaceutical and biotechnology industries through its Coromed subsidiary, which offers CRO services in the United States, Canada and Argentina and employs approximately 150 people.

IBAH, Inc., headquartered in Blue Bell, Pennsylvania, is a worldwide leader in providing comprehensive product development services to client companies in the pharmaceutical, biotechnology, medical device and diagnostics industries. As the fifth largest CRO, IBAH offers services for all stages of drug development, helping client companies to accelerate products from discovery through development and commercialization more rapidly and cost-effectively. IBAH's net revenues are currently running at the annualized rate of approximately $99 million.

For more information on Omnicare, Inc. or IBAH, Inc. via the Internet, including a full menu of news releases: http://www.businesswire.com/cnn/ocr.htm or
                              ---------------------------------------
www.IBAH.com.
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Statements in this press release concerning Omnicare's and IBAH's business outlook or future economic performances, anticipated profitability, revenues, expenses or other financial items, anticipated cost synergies, economies of scale and product or service line growth, together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting the best judgment of Omnicare and IBAH based on currently available information. Such forward-looking statements involve risks, uncertainties and other factors that could cause results to differ materially from those stated. These include trends for the continued growth of the businesses of Omnicare and IBAH, the realization of anticipated revenues, profitability and costs synergies of the combined companies, and other risks and uncertainties described in Omnicare's and IBAH's reports and filings with the Securities and Exchange Commission. There can be no assurance that such factors will not affect the accuracy of such forward-looking statements, and neither Omnicare nor IBAH assumes any obligation to update the information on this release.

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